Exhibit 24

LIMITED POWER OF ATTORNEY

(Section 16 Filings)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Brett Director and Greg Endo, of Empery Digital Inc., a Delaware corporation (the “Company”), as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, to:

(1)       prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC thereunder;

(2)       execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended;

(3)       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or any liability for any failure to so comply.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Limited Power of Attorney shall not revoke any power of attorney previously granted by the undersigned with respect to the undersigned’s securities of any issuer other than the Company.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 20th day of October, 2026.

/s/ E. Taylor Robertson

E. Taylor Robertson